UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Fell Court
Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CETX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 5, 2026, Cemtrex, Inc. (the “Company”), through its wholly owned subsidiary Advanced Industrial Services (“AIS”), completed the acquisition of substantially all of the assets of Richland Industries LLC, a Tennessee limited liability company (“Richland”) pursuant to an Asset Purchase Agreement dated February 5, 2026 (the “Asset Purchase Agreement”) by and among AIS Tennessee, Inc., a newly formed wholly owned subsidiary of AIS (“Buyer”), Richland, and Joseph Whelan Jr, an individual residing in state of Tennessee (“the “Owner” and collectively with the Richland, the “Seller Parties”).

As a result of the transaction, Richland’s business operations have been integrated into the Company’s Industrial Services Segment, and Buyer has become the owner of the acquired assets. Concurrently, AIS Leasing Company, another wholly owned subsidiary of the Company, acquired Richland’s primary operating facility located at 1905 Mine Road, Pulaski, Tennessee (the “Facility”) from RI Real Estate, LLC pursuant to a Sale Agreement dated February 5, 2026 (the “Real Estate Purchase Agreement”).

The purchase price for the business assets was $600,000, which was financed through a note payable issued by Fulton Bank. This note carries interest of 6.09% and matures on February 1, 2031.

The purchase price for the Facility was $4,900,000 (the “Real Estate Purchase Price”). The Company financed $3,920,000 of the Real Estate Purchase Price through a mortgage issued by Fulton Bank, which carries interest of SOFR plus 2.75% and matures on February 1, 2041. The balance of the Real Estate Purchase Price, together with taxes, closing costs, and fees, was paid in cash.

The Agreement has been included to provide investors with information regarding its terms. The representations, warranties, and covenants contained in the Agreement were made only for the purposes of the Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Agreement, and may not have been intended to be statements of fact, but rather as a method of allocating risk and governing the contractual rights and relationships among the parties to the Agreement. In addition, such representations, warranties, and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s shareholders. None of the Company’s shareholders or any other third party should rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, Richland, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that the Company files or has filed with the SEC.

The foregoing description of the Asset Purchase Agreement, the Real Estate Purchase Agreement, and the transactions is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement and Real Estate Purchase Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 8.01 Other Events

On February 5, 2026, the Company issued a press release announcing the completion of the acquisition of Richland. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. The financial statements of Richland that may be required by Item 9.01(a) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The pro forma financial information that may be required by Item 9.01(b) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, between AIS Tennessee, Inc., Richland Industries, LLC, and Joseph Wheland, dated February 5, 2026
10.1	Sales Agreement between AIS Leasing Company and RI Real Estate, LLC, dated February 5, 2026
99.1	Press Release dated February 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: February 11, 2026	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer